Exhibit 99.1
CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS
     Pursuant to Rule 438 of the Securities Act of 1933, as amended, each of the undersigned hereby agrees to be named in Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-124832) of WebMD Health Corp. (the “Company”), as a person about to become a Director of the Company.

* Mark J. Adler, M.D.	September 19, 2005

* Neil F. Dimick	September 19, 2005

* Jerome C. Keller	September 19, 2005

* James V. Manning	September 19, 2005

* Abdool Rahim Moossa, M.D.	September 19, 2005

*	By:	/s/ Douglas W. Wamsley

Douglas W. Wamsley
Attorney-in-Fact